Exhibit 10.15.4

20900 NE 30th Avenue, 8th Floor

Aventura, FL 33180

March 26, 2026

Mr. Bradley R. Bowder

6910 Chakarun LN SE

Salem, Oregon 97306

Re: Fourth Amendment to Stock Purchase Agreement, dated September 30, 2024, as amended by that certain Amendment dated April 28, 2025, that certain amendment dated August 28, 2025, and that certain Amendment dated December 24, 2025 (collectively the “Stock Purchase Agreement”), by and among Western Professional, Inc. (“Western Professional”), Precision Aerospace and Defense Group, Inc. (“Purchaser”) and Bradley R. Bowder (“Seller”). The Purchaser, Western Professional, and Seller are collectively referred to herein as the “Parties.”

Dear Bradley:

Reference is hereby made to the Stock Purchase Agreement. The Parties hereby further amend the Stock Purchase Agreement as follows:

1.	The defined term “Nasdaq” in Section 1.1 of the Stock Purchase Agreement is removed.

2.	The defined term “Closing Price” in Section 1.1 of the Stock Purchase Agreement is removed.

3.	The term “Exchange” shall be added, in appropriate alphabetical order, as a defined term in Section 1.1 of the Stock Purchase Agreement, and shall be defined as “as applicable, the NYSE American LLC, the New York Stock Exchange, the Nasdaq Stock Market LLC, or any other national securities exchange on which the SPAC Common Stock is listed.

4.	All references in the Stock Purchase Agreement to Nasdaq (other than as set forth in Section 3 hereof) shall mean and be deemed hereafter to refer to the Exchange.

5.	Section 10.2 of the Stock Purchase Agreement shall hereby be amended by removing “by March 31, 2026” and replacing it with “May 31, 2026”.

6.	Section 3.1(b) of the Stock Purchase Agreement shall hereby be deleted and replaced with the following: “the number of shares of SPAC Common Stock equal to 50% of the Initial Purchase Price at a price per share equal to $10.00 per share.”

7.	Section 3.4(a) of the Stock Purchase Agreement shall hereby be amended by amending the second sentence thereof to (A) remove the word “and” prior to clause (ii) and (B) add the following new clause at the end thereof: “(iii) will receive a credit in the amount of any cash actually paid by Seller toward the purchase of new equipment that was mutually agreed upon by the Parties prior to the Closing Date, provided that Seller delivers to Purchaser reasonable documentary proof (such as wire transfer confirmations, bank statements, or paid invoices) of such cash payments.”

The Parties hereby acknowledge and agree that the loans the Seller has acquired for the purchase of new equipment, specifically the MAC UT25 and the MAC UT 150, will remain on the balance sheet of Western Professional after the Closing. Neither the loan balance nor the servicing of the loan will impact the proceeds payable to Seller at Closing and Earn-Out Consideration Payments.

Except as specifically modified herein, all other terms, conditions and covenants contained in the Purchase Agreement shall remain in full force and effect.

This letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic and PDF signatures shall be deemed valid and enforceable.

This letter and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this letter and the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to any conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this letter to be duly executed by their duly authorized representatives, all as of the day and year first above written.

PURCHASER

Precision Aerospace and Defense Group, Inc., a Florida corporation

By:	/s/ Maynard Hellman
Name:	Maynard J. Hellman,
Title:	Board Chairman

WESTERN PROFESSIONAL

Western Professional, Inc., an Oregon corporation

By:	/s/ Bradley R. Bowder
Name:	Bradley R. Bowder,
Title:	Chief Executive Officer

SELLER

Bradley R. Bowder

By:	/s/ Bradley R. Bowder

[Signature Page to Western Professional Fourth Amendment to Stock Purchase Agreement]

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